 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2006

YTXP CORPORATION
(F/K/A Stock Market Solutions, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-27795	88-0443110
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation		Identification Number)

1299 Commerce Drive, Richardson, TX 75081
(Address of principal executive offices) (zip code)

(214) 575-9300
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2006, YTXP Corporation (the "Company") consummated a Securities Purchase Agreement (the "Purchase Agreement") dated June 5, 2006 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $550,000 (the "Debentures"). Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 1,850,000 and 1,850,000 shares of Common Stock at a price equal to $0.60 and $0.75 per share, respectively (collectively, the "Warrants").

The Debentures mature on the third anniversary of the date of issuance (the "Maturity Date") and the Company is not required to make any payments until the Maturity Date. The Debentures are convertible at any time into shares of common stock of the Company (the "Common Stock") at a conversion price per share equal to the lesser of (i) $0.50, or (ii) 95% of the lowest daily volume weighted average price of the Common Stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding the date of conversion (the "Variable Market Price"). Unless waived by the Company, the Holders may not, together with their affiliates, convert more than an aggregate of $150,000 in any 30-day period of principal amount of the Debentures at the Variable Market Price.

The Company has the right to redeem a portion or all amounts outstanding under the Debentures prior to the Maturity Date at a 20% redemption premium provided that the closing bid price of the Common Stock is less than $0.50. The Company's obligations under the Prior Agreement (as defined below) and the Purchase Agreement are secured by substantially all of the Company's assets.

In connection with the Purchase Agreement, the Company also entered into registration rights agreements (the “Registration Rights Agreements”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to file the Registration Statement no later than 45 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after filing and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreements, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than 45 days from the date of closing, or if the Registration Statement is not declared effective within 120 days of filing, it is required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

In addition, on June 5, 2006 the Company issued to Cornell an Amended and Restated Convertible Debenture (the “Amended and Restated Convertible Debenture”), on the same terms and conditions as set forth above which consolidates all outstanding amounts of the convertible debenture issued by Texas Prototypes, Inc. (“TXP”), the Company’s wholly owned subsidiary, to Cornell on June 15, 2005 in the amount of $550,000, plus accrued and unpaid interest in the amount of $26,897 through June 5, 2006, for the principal sum of $576,897. Further, the Company issued an aggregate of 1,700,000 shares of its Common Stock to Cornell in consideration for the cancellation of the convertible debenture issued by the Company dated June 14, 2004 in the $240,000 issued in connection with the Standby Equity Distribution Agreement dated June 14, 2004 and the cancellation of the convertible debenture issued by TXP dated August 25, 2004 in the amount of $400,000 issued in connection with the Standby Equity Distribution Agreement dated August 25, 2004. The shares of the Company’s Common Stock issuable upon conversion of the Amended and Restated Convertible Debenture and the Investor’s Shares will be included in the Registration Statement.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Cornell is an accredited investors and/or qualified institutional buyers, Cornell had access to information about the Company and their investment, Cornell took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Convertible Debenture issued to Cornell Capital Partners, L.P. dated as of June 5, 2006.
10.2	Form of $0.60 Warrant issued to Cornell Capital Partners, L.P. dated as of June 5, 2006.
10.3	Form of $0.75 Warrant issued to Cornell Capital Partners, L.P. dated as of June 5, 2006.
10.4	Securities Purchase Agreement dated as of June 5, 2006 between the Company and Cornell Capital Partners, L.P.
10.5	Investor Registration Rights Agreement dated as of June 5, 2006 between the Company and Cornell Capital Partners, L.P.
10.6	Security Agreement dated as of June 5, 2006 between the Company and Cornell Capital Partners, L.P.
10.7	Amended and Restated Security Agreement dated as of June 5, 2006 between Texas Prototypes, Inc. and Cornell Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTXP CORPORATION

Dated: June 9, 2006	By:	/s/ Michael Shores
Name: Michael Shores
Title: Chief Executive Officer